                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE FINISH LINE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                           [LOGO OF FINISH LINE(R)]


                                                                   June 9, 1998

Dear Stockholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of The Finish Line, Inc. on Thursday, July 16, 1998, at 9:00 a.m., to be held at NBD Bank, One Indiana Square, Indianapolis, IN 46266, 5th Floor Auditorium. Members of your Board of Directors and management look forward to greeting those stockholders who are able to attend.

  The accompanying Notice and Proxy Statement describe the matters to be acted upon at the meeting.

  It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend, please sign, date and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may withdraw your proxy and vote in person.

  Your interest and participation in the affairs of the Company are greatly appreciated.

                                          Respectfully,

                                          /s/ Alan H. Cohen

                                          Alan H. Cohen,
                                          Chairman of the Board
                                          and Chief Executive Officer

                             THE FINISH LINE, INC.
                          3308 NORTH MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA 46236

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 16, 1998

                               ----------------

TO THE STOCKHOLDERS OF THE FINISH LINE, INC.:

  Notice is hereby given that the 1998 Annual Meeting of Stockholders of The Finish Line, Inc. to be held at NBD Bank, One Indiana Square, Indianapolis, IN 46266, 5th Floor Auditorium on Thursday, July 16, 1998 at 9:00 a.m., will be conducted for the following purposes:

  1. To elect six directors;

  2. To approve an amendment to the Company's 1992 Employee Stock Incentive Plan to increase the number of shares subject thereto from 1,700,000 to 3,500,000 and to approve and ratify the Company's 1992 Employee Stock Incentive Plan, as amended and restated; and

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record at the close of business on May 29, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          /s/ Steven J. Schneider

                                          Steven J. Schneider,
                                          Senior Vice President--Finance,
                                          Chief Financial Officer and
                                           Secretary

Indianapolis, Indiana
June 9, 1998


 YOUR VOTE IS IMPORTANT, ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             THE FINISH LINE, INC.
                           3308 N. MITTHOEFFER ROAD
                          INDIANAPOLIS, INDIANA 46236

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 16, 1998

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed on or about June 9, 1998 in connection with the solicitation of proxies by the Board of Directors of The Finish Line, Inc. ("TFL" or the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at NBD Bank, One Indiana Square, Indianapolis, IN 46266, 5th Floor Auditorium, on Thursday, July 16, 1998, at 9:00 a.m., and any adjournment or postponement thereof. At the Annual Meeting, the Company's stockholders will be asked to elect six directors, to approve an amendment to and ratify the Company's 1992 Employee Stock Incentive Plan and to vote on such other matters as may properly come before the Annual Meeting.

  Throughout this Proxy Statement, fiscal 1998, fiscal 1997 and fiscal 1996 represent the fiscal years ended February 28, 1998, March 1, 1997, and February 29, 1996, respectively.

PERSONS MAKING THE SOLICITATION

  The Company is making this solicitation and will bear the expenses of preparing, printing and mailing proxy materials to the Company's stockholders. In addition, proxies may be solicited personally or by telephone or fax by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Common Stock.

VOTING AT THE MEETING

  Stockholders of record at the close of business on May 29, 1998 of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock"), are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On that date, 18,900,041 shares of Class A Common Stock and 7,249,068 shares of Class B Common Stock were outstanding and entitled to vote. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote and each outstanding share of Class B Common Stock entitles the holder to ten votes.

  The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. The Company intends to count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business.

  Stockholders do not have the right to cumulate their votes in the election of directors.

REVOCABILITY OF PROXY

  A proxy may be revoked by a stockholder prior to the voting at the Annual Meeting by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the stockholders or, if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR the amendment to and ratification of the Company's 1992 Employee Stock Incentive Plan and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy.

       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of May 29, 1998, information relating to the beneficial ownership of the Company's common stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Class A Common Stock or Class B Common Stock, by each director, by each of the executive officers named below, and by all directors and executive officers as a group.

                               BENEFICIAL OWNERSHIP AS OF MAY 29, 1998
                          --------------------------------------------------------
                                 CLASS A               CLASS B
                          ----------------------- ----------------------
                           NUMBER OF       % OF   NUMBER OF       % OF     TOTAL
NAME                      SHARE (1)(2)   CLASS(3) SHARES(1)     CLASS(3)  SHARES
----                      ------------   -------- ---------     -------- ---------
Alan H. Cohen...........     190,000(4)    1.0%   2,331,898(10)   32.2%  2,521,898
David I. Klapper........     200,000(5)    1.0%   2,343,698(11)   32.3%  2,543,698
David M. Fagin..........         --        --       711,823(12)    9.8%    711,823
Larry J. Sablosky.......      60,000(6)     (9)   1,591,779(13)   22.0%  1,651,779
Joseph W. Wood..........      44,350(7)     (9)         --         --       44,350
Steven J. Schneider.....      26,350(7)     (9)         --         --       26,350
Donald E. Courtney......      36,950(7)     (9)         --         --       36,950
George S. Sanders.......      22,950(7)     (9)         --         --       22,950
Michael L. Marchetti....       4,350(7)     (9)         --         --        4,350
Gary D. Cohen...........       8,500(7)     (9)         --         --        8,500
Thomas R. Sicari........         800(7)     (9)         --         --          800
Kevin S. Wampler........       3,800(7)     (9)         --         --        3,800
Kevin G. Flynn .........         920(7)     (9)         --         --          920
Robert A. Edwards ......      11,700(7)     (9)         --         --       11,700
James B. Davis .........       1,050(7)     (9)         --         --        1,050
Paul C. Wagner..........         470(7)     (9)         --         --          470
Jonathan K. Layne.......       4,000(7)     (9)         --         --        4,000
Jeffrey H. Smulyan......      28,000(7)     (9)         --         --       28,000
FMR Corp................   1,836,700(8)    9.7%         --         --    1,836,700
  82 Devonshire Street
  Boston, MA 02109
Invesco Funds Group,
 Inc....................   1,294,300(8)    6.9%         --         --    1,294,300
  7800 E. Union Avenue
  Denver, CO 80237
Wellington Management
 Company, LLP...........   1,195,500(8)    6.3%         --         --    1,195,500
  75 State Street
  Boston, MA 02109
Mellon Bank ............   1,179,300(8)    6.2%         --         --    1,179,300
  One Mellon Bank Center
  Pittsburgh, PA 15258
All directors and
 executive officers as a
 group (18 persons).....     644,190       3.4%   6,979,198       96.3%  7,623,388

--------
 (1) Each executive officer and director has sole voting and investment power with respect to the shares listed, unless otherwise indicated, and the address for the executive officers and directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46236.

 (2) If shares of Class A Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of Class A Common Stock.

 (3) The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

 (4) Includes 40,000 shares gifted to a private family foundation which is controlled by the named person.

 (5) Includes 50,000 shares gifted to a private family foundation which is controlled by the named person.

 (6) Represents shares gifted to a private family foundation which is controlled by the named person.

 (7) Includes the following shares issuable upon exercise of options which are exercisable within 60 days of May 29, 1998:

     Joseph W. Wood...................................................... 44,350
     Steven J. Schneider................................................. 20,350
     Donald E. Courtney.................................................. 35,350
     George S. Sanders................................................... 22,950
     Michael L. Marchetti................................................  4,350
     Gary D. Cohen.......................................................  2,000
     Thomas R. Sicari....................................................    800
     Kevin S. Wampler....................................................  3,800
     Kevin G. Flynn......................................................    720
     Robert A. Edwards................................................... 11,000
     James B. Davis......................................................  1,050
     Paul C. Wagner......................................................    470
     Jonathan K. Layne...................................................  4,000
     Jeffrey H. Smulyan.................................................. 22,000

 (8) This information is based solely on Schedule 13G's filed with the Securities Exchange Commission, copies of which were provided to the Company. The respective dates of the Schedule 13G's are as follows:

     FMR Corp.......................................................... 04/10/98
     Investco Funds Group, Inc. ....................................... 02/09/98
     Wellington Management Company, LLP................................ 01/13/98
     Mellon Bank....................................................... 01/26/98

 (9) Less than 1% of the shares of Class A Common Stock outstanding.

(10) Includes 679,068 shares of Class B Common Stock held as trustee of various trusts for the benefit of his minor children and 150,000 shares of Class B Common Stock held by a family partnership in which Mr. Cohen serves as general partner.

(11) Includes 675,800 shares of Class B Common Stock held as trustee of various trusts for the benefit of his minor children and 359,526 shares of Class B Common Stock held by a family partnership in which Mr. Klapper serves as general partner.

(12) Includes 130,130 shares held by a family partnership of which Mr. Fagin is a partner. Excludes an aggregate of 269,870 shares held by the same family partnership which are deemed beneficially owned by Mr. Fagin's sons and daughter (each of whom is over the age of 21) and by Mr. Fagin's former spouse.

(13) Includes (i) 172,417 shares of Class B Common Stock held as trustee of a trust for the benefit of his minor children, (ii) 275,773 shares of Class B Common Stock held by a trust for Mr. Sablosky's minor children under a trust agreement pursuant to which he serves as a co-trustee, (iii) 9,968 shares of Class B Common Stock held by Mr. Sablosky's spouse and (iv) 11,632 shares of Class B Common Stock held by Mr. Sablosky as custodian for his minor children.

                             ELECTION OF DIRECTORS

  A Board of six directors is to be elected at the 1998 Annual Meeting. The persons named in the Proxy Card as proxies for this meeting will vote in favor of each of the following nominees as directors of the Company unless otherwise indicated by the stockholder on the Proxy Card. Directors elected at the 1998 Annual Meeting will hold office until the next annual meeting of stockholders of the Company, and until their successors are duly elected and qualified, except in the event of their death, resignation, or removal. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee should become unavailable prior to the election, the accompanying Proxy Card will be voted for the election in his or her stead of such other person as the Board of Directors may recommend.

NOMINEES

  The nominees for election as directors of the Company are Alan H. Cohen, David I. Klapper, David M. Fagin, Larry J. Sablosky, Jonathan K. Layne, and Jeffrey H. Smulyan. See "Management--Executive Officers and Directors" for additional information concerning the nominees.

BOARD OF DIRECTORS' RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:

                                                                               EXECUTIVE
                                                                               OFFICER OR
                                                                                DIRECTOR
NAME                     AGE POSITION                                            SINCE
----                     --- --------                                          ----------
Alan H. Cohen...........  51 Chairman of the Board, President and                 1976
                             Chief Executive Officer
David I. Klapper........  49 Executive Vice President, Director                   1976
David M. Fagin..........  54 Executive Vice President, Director                   1982
Larry J. Sablosky.......  49 Executive Vice President, Director                   1982
Joseph W. Wood..........  51 Senior Vice President-Merchandise and Marketing      1995
Steven J. Schneider.....  42 Senior Vice President-Finance, Chief Financial       1989
                             Officer and Secretary
Donald E. Courtney......  43 Senior Vice President-MIS and Distribution           1989
George S. Sanders.......  40 Senior Vice President-Real Estate and Store          1994
                             Development
Gary D. Cohen...........  46 Senior Vice President-General Counsel                1997
Michael L. Marchetti....  47 Senior Vice President-Store Operations               1995
Thomas R. Sicari........  44 Vice President-General Merchandise Manager           1997
Kevin S. Wampler........  35 Vice President-Corporate Controller and Assistant    1997
                             Secretary
Kevin G. Flynn..........  34 Vice President-Marketing                             1997
Robert A. Edwards.......  36 Vice President-Distribution                          1997
James B. Davis..........  35 Vice President-Real Estate                           1997
Paul C. Wagner..........  32 Vice President-MIS                                   1997
Jonathan K. Layne.......  44 Director                                             1992
Jeffrey H. Smulyan......  51 Director                                             1992

  Mr. Alan H. Cohen, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since May 1982. Since 1976, Mr. Cohen has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company). Mr. Cohen is an attorney, and practiced law from 1973 through 1981. Mr. Cohen is the brother of Gary D. Cohen.

  Mr. David I. Klapper, a co-founder of the Company, has as served as Executive Vice President and a director of the Company since May 1982. Since 1976, Mr. Klapper has been involved in the athletic retail business as principal co-founder of Athletic Enterprises, Inc. (one of the predecessor companies of the Company).

  Mr. David M. Fagin, a co-founder of the Company, has served as Executive Vice President and a director of the Company since May 1982. Prior to 1982, Mr. Fagin was self employed as a manufacturer's representative for sporting goods companies. Mr. Fagin has been involved in the athletic retail industry for over 25 years.

  Mr. Larry J. Sablosky, a co-founder of the Company, has served as Executive Vice President and a director of the Company since May 1982. Prior to 1982, Mr. Sablosky was employed in a family retail business for over 10 years. Mr. Sablosky has been involved in the retail industry for over 20 years.

  Mr. Joseph W. Wood, has served as Senior Vice President-Merchandise and Marketing of the Company since March 1997 and as Vice President and General Merchandise Manager of the Company since January 1995. From May 1993 to December 1994, Mr. Wood served as Executive Vice President and Chief Operating Officer of Just For Feet, an athletic footwear retailer. From October 1986 to May 1993, Mr. Wood served as Senior Vice President and General Merchandise Manager of the Athlete's Foot Group, a mall based athletic footwear retailer.

  Mr. Steven J. Schneider, has served as Senior Vice President-Finance, Chief Financial Officer and Secretary of the Company since March 1997 and as Vice President-Finance and Chief Financial Officer of the Company since April 1989. From August 1984 to March 1989, Mr. Schneider was employed as Assistant Controller for Paul Harris Stores, Inc. a women's apparel retailer. Mr. Schneider, a Certified Public Accountant, was employed by a national accounting firm for two years and has been engaged in various financial positions in the retail industry for approximately 20 years.

  Mr. Donald E. Courtney has served as Senior Vice President-MIS and Distribution of the Company since March 1997 and as Vice President-MIS and Distribution of the Company since August 1989. From August 1988 to August 1989, Mr. Courtney served as Director of MIS and Distribution for the Company. From August 1976 to August 1988, Mr. Courtney was employed by Guarantee Auto Stores, Inc., an automotive retailer. At the time Mr. Courtney left Guarantee Auto Stores, he held the position of Vice President-MIS and Distribution.
Mr. Courtney has been involved in the retail industry for over 20 years.

  Mr. George S. Sanders has served as Senior Vice President-Real Estate and Store Development of the Company since March 1997 and as Vice President-Real Estate and Store Construction since April 1994. From February 1993 to April 1994, Mr. Sanders served as Director of Real Estate of the Company. From 1983 to February 1993, Mr. Sanders was employed by Melvin Simon and Associates, a real estate developer and manager. At the time Mr. Sanders left Melvin Simon and Associates, he held the position of Sr. Leasing Representative.

  Mr. Michael L. Marchetti has served as Senior Vice President-Store Operations of the Company since March 1997 and as Vice President-Store Operations since September 1995. From May 1990 to September 1995, Mr. Marchetti was employed by Champs Sports, a division of Woolworth Corporation, the last five years of which he served as Regional Vice President. Mr. Marchetti has been involved in the retail industry for over 25 years.

  Mr. Gary D. Cohen has served as Senior Vice President-General Counsel of the Company since his employment in July 1997. From April 1990 to July 1997, Mr. Cohen was a Senior Partner in the law firm of Cohen and Morelock. During the 15 years preceding his joining the Company, Mr. Cohen represented the Company regarding real estate matters. From 1978 to 1990 Mr. Cohen held associate partnership positions with various law firms. At the present time, Mr. Cohen retains an "Of Counsel" position with Cohen and Morelock. Mr. Cohen is the brother of Alan H. Cohen.

  Mr. Thomas R. Sicari has served as Vice President-General Merchandise Manager of the Company since March 1997. He has been employed by the Company since April 1995 and prior to being an officer served a General Merchandise Manager. Previously Mr. Sicari was employed as a buyer by The Sports Authority an "athletic superstore" retailer from March 1994 to March 1995. Mr. Sicari was employed from March 1991 to March 1994 as a footwear buyer for Champs Sports (a division of Kinney Corp.) a specialty athletic mall based retailer.

  Mr. Kevin S. Wampler has served as Vice President-Corporate Controller and Assistant Secretary of the Company since March 1997. Mr. Wampler is a CPA and has been employed by the Company since June 1993 as Corporate Controller. Mr. Wampler was previously employed by a national accounting firm from July 1986 to May 1993. At the time Mr. Wampler left the national accounting firm, he held the position of Audit Manager.

  Mr. Kevin G. Flynn has served as Vice President-Marketing of the Company since March 1997. Mr. Flynn has been employed by the Company since November 1994 and prior to election as an officer, held the position of Marketing Director. Mr. Flynn was previously employed from July 1992 to November 1994 as Associate Media Director for Caldwell Van Riper, a regional advertising agency.

  Mr. Robert A. Edwards has served as Vice President-Distribution of the Company since March 1997. Mr. Edwards has been employed by the Company since June 1983 and prior to his election as an officer, held the position of Director of Distribution.

  Mr. James B. Davis has served as Vice President-Real Estate of the Company since October 1997. Mr. Davis has been employed by the Company since October 1996 and prior to his election as an officer, held the position of Director of Leasing. Mr. Davis was previously employed as Vice President-Leasing for JMB Urban, (a real estate developer and manager) from January 1993 to October 1996.

  Mr. Paul C. Wagner has served as Vice President-MIS of the Company since October 1997. Mr. Wagner has been employed by the Company since August 1995. Prior to his election as an officer, Mr. Wagner held the position of Director of Information Systems for the Company. Mr. Wagner was employed by Sunsations as Director of IS from April 1994 to August 1995. Mr. Wagner previously was employed by the Cotton Board from January 1990 to April 1994 as Director of Information Systems.

  Mr. Jonathan K. Layne has served as a director of the Company since June 1992. Mr. Layne has been a partner of the law firm of Gibson, Dunn & Crutcher LLP since 1987, where he specializes in corporate and securities law matters. Mr. Layne was an associate with Gibson, Dunn & Crutcher LLP from 1979 to 1986. Mr. Layne is also a member of the Board of Directors of Amwest Insurance Group, Inc., an insurance holding company, K-Swiss Inc., a manufacturer of athletic footwear and Maxwell Shoe Company Inc., a manufacturer of women's casual and dress footwear.

  Mr. Jeffrey H. Smulyan has served as a director of the Company since June 1992. Mr. Smulyan has served since 1986 as Chairman of the Board and President of Emmis Broadcasting Corporation, an owner and operator of radio stations. Mr. Smulyan served as Chairman of the Seattle Mariners professional baseball team from 1989 until 1992 and was the principal owner of Seattle Baseball, L.P., which owned the Mariners prior to their sale in July 1992.

  Each director holds office until the next annual meeting of stockholders or until his successor has been elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors. Unless otherwise stated, there are no family relationships among any directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held 4 meetings in fiscal 1998 and all directors attended at least 75 percent of the meetings of the Board and Board Committees of which they were members.

  The Board of Directors has three committees. The Audit Committee is comprised of Messrs. Cohen, Layne and Smulyan. The Compensation and Stock Option Committee is comprised of Messrs. Smulyan and Layne. The Finance Committee is comprised of Messrs. Klapper and Layne. There is no committee performing the function of a Nominating Committee.

  The Audit Committee met two times during fiscal 1998. The responsibilities of the Audit Committee include recommending to the Board the selection of the independent auditors and reviewing the Company's internal accounting controls. The Audit Committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the Company's accounting and financial practices and policies, and the relationship between the Company and its independent auditors, including the availability of Company records, information and personnel.

  The Compensation and Stock Option Committee met five times during fiscal 1998. The Compensation and Stock Option Committee focuses on executive compensation, the administration of the Company's stock option and stock purchase plans and making decisions on the granting of discretionary bonuses.

  The Finance Committee met one time during fiscal 1998. The Finance Committee focuses on overseeing the management by the officers of the Company of the Company's investments and working capital.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997 and 1996 for the person who was Chief Executive Officer at the end of the last fiscal year and the five most highly compensated executive officers of the Company ("Named Officers") whose salary and bonus exceeded $100,000 in fiscal 1998.

                          SUMMARY COMPENSATION TABLE

                                                           LONG TERM COMPENSATION
                                                      --------------------------------
                               ANNUAL COMPENSATION             AWARDS          PAYOUTS
                               -------------------    ------------------------ -------
                                                                  SECURITIES
                                                      RESTRICTED  UNDERLYING    LTIP    ALL OTHER
   NAME AND PRINCIPAL           SALARY     BONUS        STOCK    OPTIONS/SAR'S PAYOUTS COMPENSATION
        POSITION          YEAR    ($)     ($)(1)      AWARD(S) $      (#)        ($)      ($)(3)
   ------------------     ---- --------- ---------    ---------- ------------- ------- ------------
Alan H. Cohen............ 1998   265,500   136,184        --           --         --         --
  CEO, President and      1997   265,000   159,000        --           --         --         --
  Chairman of the Board   1996   265,000   116,706        --           --         --         --

Joseph W. Wood........... 1998   202,400    69,342        --        17,000        --      18,542
  Sr. Vice President--    1997   187,400    74,960        --           --         --      18,390
  Merchandise and         1996   172,632    80,685(2)     --        10,000        --         --
   Marketing

Steven J. Schneider...... 1998   177,000    60,640        --        17,000        --      18,542
  Sr. Vice President of   1997   160,000    64,000        --           --         --      18,390
   Finance, Chief         1996   145,200    42,631        --        10,000        --      17,879
   Financial Officer
   and Secretary

George S. Sanders........ 1998   150,000    51,390        --        17,000        --      18,542
  Sr. Vice President,     1997   133,100    53,240        --           --         --      18,390
  Real Estate and         1996   121,000    35,526        --        10,000        --      16,041
  Store Development

Donald E. Courtney....... 1998   145,000    49,677        --        17,000        --      18,542
  Sr. Vice President,     1997   133,100    53,240        --           --         --      18,390
  MIS & Distribution      1996   121,000    35,526        --        10,000        --      16,980

--------
(1) Cash bonuses for services rendered in each fiscal year have been listed in the year earned; however the amounts listed were actually paid in the subsequent fiscal year, except as noted in Note (2) below.

(2) $30,000 of the stated amount was paid in January 1996 as a signing bonus which was paid at the end of Mr. Wood's first year of employment.

(3) The stated amounts are Company contributions to The Finish Line, Inc. Profit Sharing Plan.

DIRECTOR COMPENSATION

  Directors who are employees of the Company are not compensated for serving as directors. Directors who are not employees of the Company are paid $2,500 per annum and an additional $2,500 per meeting for attending regular meetings of the Board of Directors and are reimbursed for expenses incurred in attending regular, special and committee meetings. In addition, Directors who are not employees of the Company receive options to purchase 6,000 shares of Class A Common Stock upon their first election to the Board and an additional 4,000 options for each year they serve on the Board.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

  The following table contains information with respect to options to purchase the Company's Class A Common Stock granted during fiscal 1998 to the Named Officers.

                                                                           POTENTIAL
                                       INDIVIDUAL GRANTS               REALIZABLE VALUE
                         --------------------------------------------- AT ASSUMED ANNUAL
                         NUMBER OF                                      RATES OF STOCK
                         SECURITIES     % OF                                 PRICE
                         UNDERLYING TOTAL OPTIONS                      APPRECIATION FOR
                          OPTIONS    GRANTED TO   EXERCISE              OPTION TERM(4)
                          GRANTED   EMPLOYEES IN    PRICE   EXPIRATION ----------------- -------
NAME                     (#)(1)(2)   FISCAL YEAR  ($/SH)(3)    DATE       5%      10%
----                     ---------- ------------- --------- ---------- -------- --------
Alan H. Cohen...........      --          --          --          --        --       --
Joseph W. Wood..........   17,000        2.5%       17.81    2/4/2008  $190,410 $482,537
George S. Sanders.......   17,000        2.5%       17.81    2/4/2008  $190,410 $482,537
Donald E. Courtney......   17,000        2.5%       17.81    2/4/2008  $190,410 $482,537
Steven J. Schneider.....   17,000        2.5%       17.81    2/4/2008  $190,410 $482,537

--------
(1) Options granted during fiscal 1998 vest 10% after one year, an additional 20% after two years, an additional 30% after three years and the remaining 40% four years after the date of grant.

(2) Options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(3) Options were granted at market value at the date of grant.

(4) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the grant date until the end of the ten year option term. This value is calculated based on requirements of the Securities and Exchange Commission and does not reflect the Company's estimate of future stock price growth.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

  Shown below is information with respect to unexercised options to purchase the Company's Class A Common Stock under the Incentive Plan (as defined herein).

                                                      NUMBER OF
                                                     SECURITIES
                                                     UNDERLYING   IN-THE-MONEY
                                                     UNEXERCISED  OPTIONS/SARS
                                                    OPTIONS/SARS    AT FY-END
                                                    AT FY-END (#)    ($)(1)
                           SHARES ACQUIRED  VALUE   ------------- -------------
                             ON EXERCISE   REALIZED EXERCISABLE/  EXERCISABLE/
    NAME                         (#)         ($)    UNEXERCISABLE UNEXERCISABLE
    ----                   --------------- -------- ------------- -------------
Alan H. Cohen.............        --          --       --     --     --     --
Joseph W. Wood............        --          --    44,350 54,650 43,500 47,000
Steven J. Schneider.......        --          --    30,352 26,650 29,502 19,000
George S. Sanders.........        --          --    22,950 26,650 22,100 19,000
Donald E. Courtney........        --          --    40,350 26,650 39,500 19,000

--------
(1) Represents the difference between the closing price of the Company's Class A Common Stock on the NASDAQ National Market System on February 27, 1998 ($16.375) and the exercise price of the options.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT

SCOPE OF COMMITTEE'S WORK

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee") administers the Company's 1992 Employee Stock Incentive Plan, as amended, reviews the Company's compensation plans, programs and policies for executive officers, monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the full Board of Directors concerning matters of executive compensation.

SUMMARY OF COMPENSATION POLICIES FOR CEO AND EXECUTIVE OFFICERS

  The Company's philosophy is to maintain compensation programs which attract, retain and motivate senior management with economic incentives which are directly linked to financial performance and increased stockholder value. The key elements of the Company's executive compensation program consist of a base salary, potential for an annual bonus directly linked to overall Company performance and the grant of stock options and other stock incentive awards intended to encourage achievement of superior results over time and to directly align executive officer and stockholder economic interests.

CEO COMPENSATION

  The Committee believes the Chief Executive Officer's compensation should be heavily influenced by Company performance. For the last three fiscal years, Mr. Alan H. Cohen, the Company's Chief Executive Officer, was compensated at an annualized rate of $265,000. See "Executive Compensation--Summary Compensation Table". In March 1997, the Committee established a performance bonus program for Mr. Cohen (as well as for the Company's other senior executive officers) which, for the fiscal year ended February 28, 1998, was based on four factors:

  1. Increase in 1998 operating income before taxes as compared to 1997 operating income before taxes
  2. Same store sales increases
  3. Total sales increases
  4. Total square footage added from retail stores

  A bonus of between 0% and 60% of base compensation, up to a maximum of $159,000 was payable to Mr. Cohen under the program. The Committee believes this arrangement provided the Chief Executive Officer (as well as the Company's other senior executive officers) with significant incentive and aligned what amounted to a bonus ($136,184 for fiscal 1998) equal to a meaningful percentage (51.4% for fiscal 1998) of his annual base salary directly to the Company's economic performance.

  While the Committee believes that the use of stock options which vest over a period of time are an effective device to link individual compensation with increased stockholder values, because of Mr. Cohen's substantial equity position in the Company (190,000 shares of Class A Common Stock and 2,331,898 shares of Class B Common Stock as of May 29, 1998), Mr. Cohen requested that he not be eligible at the current time for the grant of stock options or other incentive awards under the Company's Incentive Plan. Mr. Cohen, along with Mr. David I. Klapper, Mr. David M. Fagin and Mr. Larry J. Sablosky (collectively "founders") are principal stockholders of the Company and have currently elected not to receive grants of stock options or stock grants. Consequently, no options or incentive awards were granted to the founders during fiscal 1998.

EXECUTIVE OFFICERS COMPENSATION

  The Committee has adopted similar policies with respect to overall compensation of the Company's other senior executive officers.

  The Company's Senior Vice President-Merchandise and Marketing, Mr. Wood, was compensated at an annual base salary of $202,400 during fiscal 1998. The Company's Senior Vice President-Finance, Chief

Financial Officer and Secretary, Mr. Schneider, was compensated at an annual base salary of $177,000 during fiscal 1998. The Company's Senior Vice President-Real Estate & Store Development, Mr. Sanders was compensated at an annual base salary of $150,000 during fiscal 1998. The Company's Senior Vice President-MIS and Distribution, Mr. Courtney was compensated at an annual base salary of $145,000 during fiscal 1998. In addition, Messrs. Wood, Schneider, Sanders and Courtney participated in a bonus plan similar to the plan described above, subject to a maximum bonus of 40% of annual base salary.

  The Company's Chief Executive Officer and the other Named Officers were also eligible to participate in the Company's Profit Sharing Plan currently up to a maximum annual contribution of $30,000 per person for the Company's most recent plan year ended October 31, 1997. See "Executive Compensation--Summary Compensation Table."

  Under current law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock options exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under the law, the deduction limit does not apply to payments which qualify as "performance based." To qualify as "performance based," compensation payments must be made from a plan that is administered by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive's exercise of stock options rights (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the Committee's control may also affect the deductibility of compensation, the Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

SUMMARY

  The Committee believes that the current compensation arrangements provide the Chief Executive Officer and the other executive officers with incentive to perform at superior levels and in a manner which is directly aligned with the economic interests of the Company's stockholders.

                                          COMPENSATION AND STOCK
                                          OPTION COMMITTEE

                                          Jonathan K. Layne
                                          Jeffrey H. Smulyan

May 29, 1998

  The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Smulyan and Layne comprise the Compensation and Stock Option
Committee.

  Mr. Smulyan is Chairman of the Board, President and principal shareholder of Emmis Broadcasting Corporation, a publicly held company. During fiscal 1998, the Company purchased from Emmis Publishing Company, a wholly owned subsidiary of Emmis Broadcasting Corporation, approximately $1,088,000 of publishing services related to the Company's quarterly marketing magazine, "Spike."

  Mr. Layne is a partner of the law firm of Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company in the future.

                         STOCK PRICE PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                          AMONG THE FINISH LINE, INC.
                    S&P 500 INDEX AND PEER GROUP INDEX (1)

  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                             S&P
(Fiscal Year Covered)        FINISH LINE    500 INDEX     Peer Group
-------------------          -----------    ---------     ----------
Measurement Pt- 03/01/93      100.000        100.000       100.000
FYE  03/31/93                  97.368        102.894        98.004
FYE  04/30/93                  86.184         98.503        88.335
FYE  05/28/93                  73.684        104.384        94.358
FYE  06/30/93                  59.211        104.864        94.157
FYE  07/30/93                  48.684        104.989        87.502
FYE  08/31/93                  34.868        110.414        90.949
FYE  09/30/93                  35.526        113.703       105.675
FYE  10/29/93                  42.105        116.258       109.923
FYE  11/30/93                  50.000        112.794       111.064
FYE  12/31/93                  39.474        115.939       111.708
FYE  01/31/94                  39.474        119.457       107.359
FYE  02/28/94                  42.763        118.342       114.460
FYE  03/31/94                  40.789        111.064       112.901
FYE  04/29/94                  32.895        109.623       117.426
FYE  05/31/94                  35.526        109.890       113.430
FYE  06/30/94                  32.895        105.871       104.920
FYE  07/29/94                  46.053        108.042        97.415
FYE  08/31/94                  55.263        114.930       119.501
FYE  09/30/94                  46.053        114.636       116.981
FYE  10/31/94                  38.158        116.889       115.607
FYE  11/30/94                  40.789        113.012       114.850
FYE  12/30/94                  39.474        113.328       103.813
FYE  01/31/95                  39.474        113.964        94.412
FYE  02/28/95                  33.553        119.991        89.284
FYE  03/31/95                  39.474        123.549        94.292
FYE  04/28/95                  38.816        127.439        84.933
FYE  05/31/95                  46.053        130.727        77.715
FYE  06/30/95                  51.316        141.321        78.471
FYE  07/31/95                  60.526        151.709        84.367
FYE  08/31/95                  44.079        154.785        79.367
FYE  09/29/95                  48.684        158.345        79.046
FYE  10/31/95                  46.711        157.437        66.681
FYE  11/30/95                  47.368        161.134        75.317
FYE  12/29/95                  39.474        160.275        66.614
FYE  01/31/96                  39.474        161.065        57.663
FYE  02/29/96                  46.053        167.195        56.427
FYE  03/29/96                  89.474        167.749        62.566
FYE  04/30/96                 109.211        181.667        72.099
FYE  05/31/96                 131.579        190.008        75.634
FYE  06/28/96                 150.658        181.443        70.723
FYE  07/31/96                 103.948        165.286        60.492
FYE  08/30/96                 165.790        174.547        64.346
FYE  09/30/96                 250.000        187.898        65.365
FYE  10/31/96                 223.685        185.823        58.815
FYE  11/29/96                 236.842        197.310        53.694
FYE  12/31/96                 222.369        197.132        53.510
FYE  01/31/97                 231.579        211.142        51.860
FYE  02/28/97                 226.316        199.470        52.073
FYE  03/31/97                 234.211        186.448        56.948
FYE  04/30/97                 108.553        192.277        56.377
FYE  05/30/97                 130.263        214.076        59.291
FYE  06/30/97                 153.948        220.626        62.375
FYE  07/31/97                 142.105        243.915        61.765
FYE  08/29/97                 147.369        243.544        66.845
FYE  09/30/97                 199.342        257.953        76.967
FYE  10/31/97                 177.632        244.600        76.415
FYE  11/28/97                 200.000        245.824        77.510
FYE  12/31/97                 138.158        241.963        75.074
FYE  01/30/98                 134.211        249.718        77.188
FYE  02/27/98                 172.369        273.178        85.108


                    ASSUMES $100 INVESTED ON MARCH 1, 1993
                   AND ASSUMES DIVIDENDS REINVESTED THROUGH
                     FISCAL YEAR ENDING FEBRUARY 28, 1998
--------
(1) Peer group is: Standard Industrial Classification Codes 5940 through 5949 (actively trading issues during relevant period). SIC codes beginning with 594 represent miscellaneous Shopping Goods Stores which, in management's opinion, most closely represents the peer group of the Company.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

 General

  On July 21, 1994, the stockholders adopted the Non-Employee Director Stock Option Plan (the "Director Plan"), the purpose of which is to enable the Company to attract, retain and motivate its non-employee directors by providing for or increasing their proprietary interest in the Company. Any non-employee director of the Company or any subsidiary of the Company is eligible to participate in the Director Plan. As of May 29, 1998, two persons were eligible.

  The Director Plan authorizes the issuance of up to 150,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As of May 29, 1998, options to purchase an aggregate of 44,000 shares of Class A Common Stock at an average exercise price of $7.70 per share had been granted under the Director Plan to a total of two persons. Of these options, 18,000 have been exercised at an average price of $6.42 per share. The unexercised options total 26,000 shares and vest over the following years:

                                              # SHARES
                                              --------
             Currently Vested................  18,000
             Vest During FYE 2/99............   8,000

  The Director Plan is intended to be self-governing. To this end, the Director Plan requires no discretionary action by any administrative body with regard to any transaction under the Director Plan. To the extent, if any, that any questions or interpretation arise, they will be resolved by the Board.

  Upon initial election or appointment of any non-employee director to the Board or upon a continuing director becoming a non-employee director, such non-employee director will become eligible to receive an option to purchase 6,000 shares of the Company's Class A Common Stock to be granted on the date of the next Annual Meeting of Stockholders pursuant to the terms and conditions described in the Director Plan.

  In addition, each non-employee director will be automatically granted, on a annual basis, a non-qualified stock option to purchase 4,000 shares of the Company's Class A Common stock on the date of each Annual Meeting of Stockholders commencing with the Annual Meeting of Stockholders at which the non-employee director is granted the 6,000 share option pursuant to the foregoing paragraph. The per share exercise price of the option will be the fair market value of a share of the Company's Class A Common Stock on the date of grant, defined as the closing price of the Company's Class A Common Stock on the NASDAQ National Market System (or such other securities market on which the Company's Class A Common Stock is primarily traded on such date). Each option will have a term of ten years and shall become fully exercisable one year after grant. On June 1, 1998, the last sale price of the Company's Class A Common Stock on the NASDAQ National Market System was $24.00 per share.

  No awards may be granted under the Director Plan after July 21, 2004, and no shares of Class A Common Stock may be issued under the Director Plan after July 21, 2014.

  The Director Plan may be amended or terminated by the Board of Directors at any time; provided, however, that no such amendment or termination can deprive the recipient of an award granted under the Director Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

EMPLOYEE INCENTIVE STOCK OPTION PLAN

 General

  On March 27, 1992, the Board of Directors adopted the 1992 Employee Stock Incentive Plan (the "Incentive Plan"), the purpose of which is to enable the Company to attract, retain and motivate its employees by providing for or increasing their proprietary interest in the Company. The Incentive Plan was amended by the Board of Directors on April 20, 1995 and by the Company's stockholders on July 20, 1995 to increase the maximum number of shares of Class A Common Stock issuable from 1,000,000 to 1,700,000. On April 30, 1998, the Board of Directors again amended the Incentive Plan (subject to stockholder approval) to increase the maximum number of shares of Class A Common Stock issuable from 1,700,000 to 3,500,000. Any person who is employed by the Company or any subsidiary of the Company is eligible to participate in the Incentive Plan. As of May 29, 1998 approximately 8,000 persons were eligible.

  Prior to the second amendment noted above, the Incentive Plan authorizes the issuance of up to 1,700,000 shares of Class A Common Stock, subject to adjustments under certain circumstances. As of May 29, 1998, options to purchase an aggregate of 1,766,905 shares of Class A Common Stock (with 66,905 of such options subject to stockholder approval of the second amendment to the Incentive Plan) at an average exercise price of $9.20 per share had been granted (net of cancellations) under the Incentive Plan to a total of 146 persons leaving no options available for future grant. Included in these grants are options to purchase an aggregate of 446,000 shares granted to four of the named executive officers at an average exercise price of $6.64. Of these options, 188,400 have been exercised at an average price of $5.16 per share. All unexercised options, including those granted to the executives above, total 1,235,796 shares and vest over the following years:

                                                  #
                                               SHARES
                                               -------
             Currently Vested................. 314,570
             Vest During FYE 2/1999........... 142,387
             Vest During FYE 2/2000........... 336,001
             Vest During FYE 2/2001........... 182,288
             Vest During FYE 2/2002........... 260,550

  The Incentive Plan provides that it shall be administered by the Compensation and Stock Option Committee; provided, however, that in the event the Compensation and Stock Option Committee is not comprised of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or in any successor rule), then the Compensation and Stock Option Committee shall only be authorized and empowered to recommend to the Board of Directors all things necessary or desirable in connection with the administration of this Plan, and all recommendations of the Compensation and Stock Option Committee relating to this Plan shall be subject to final approval by the Board. Subject to the provisions of the Incentive Plan, the Compensation and Stock Option Committee (so long as it is comprised of two or more Non-Employee Directors) or the full Board of Directors (so long as the Compensation and Stock Option Committee is not comprised of two or more Non-Employee Directors) has the authority to select employees to whom awards will be granted thereunder, to grant such awards and to determine the number of shares to be sold or issued pursuant thereto and the terms and provisions of such awards, including, without limitation, the terms relating to vesting, exercise price and form of payment.

  The Incentive Plan authorizes the Compensation and Stock Option Committee (so long as it is comprised of two or more Non-Employee Directors) or the full Board of Directors (so long as the Compensation and Stock Option Committee is not comprised of two or more Non-Employee Directors) to award eligible employees any type of benefits that may involve the issuance of shares of Class A Common Stock or other benefits that are derived from the value of shares of Class A Common Stock. Benefits are not restricted to any specified form or structure and may include, without limitation, stock bonuses, restricted stock, stock options, and other benefits. Any award may consist of one such arrangement or two or more of them in tandem or in the alternative. On June 1, 1998, the last sale price of the Company's Class A Common Stock on the NASDAQ National Market System was $24.00 per share.

  No awards may be granted under the Incentive Plan after March 27, 2002, and no shares of Class A Common Stock may be issued under the Incentive Plan after March 27, 2012.

  The Incentive Plan may be amended or terminated by the Board of Directors at any time; provided, however, that no such amendment or termination can deprive the recipient of an award granted under the Incentive Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

                       APPROVAL OF AMENDED AND RESTATED
                      1992 EMPLOYEE STOCK INCENTIVE PLAN

  As of April 30, 1998, no shares of Class A Common Stock remained available under the Incentive Plan for the grant of stock options or stock appreciation rights, for sale as restricted stock or for issuance pursuant to other stock-based incentives. In order to increase the aggregate number of shares available for stock-based incentives, on April 30, 1998 the Board amended and restated the Incentive Plan and is submitting such amended and restated Incentive Plan to stockholders for their approval at the Annual Meeting.

  The following description of the Incentive Plan, as amended and restated, is qualified in its entirety by reference to the full text of such Plan, a copy of which is attached as Exhibit A to this Proxy Statement. Awards, if any, to be made to any specific employees under the Incentive Plan are not yet determinable.

  The purpose of the Incentive Plan is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. Every employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the Incentive Plan. The maximum number of shares of Class A Common Stock that may be issued pursuant to awards granted under the Incentive Plan is currently 1,700,000, subject to certain adjustments to prevent dilution. It is proposed that the maximum number of shares of Class A Common Stock that may be issued pursuant to awards under the Incentive Plan be increased by 1,800,000 shares to an aggregate of 3,500,000 shares of Class A Common Stock, subject to certain adjustments to prevent dilution.

  The Incentive Plan will be administered by the Compensation and Stock Option Committee; provided, however, that in the event the Compensation and Stock Option Committee is not comprised of two or more Non-Employee Directors, then the Compensation and Stock Option Committee shall only be authorized and empowered to recommend to the Board of Directors all things necessary or desirable in connection with the administration of this Plan, and all recommendations of the Compensation and Stock Option Committee relating to this Plan shall be subject to final approval by the Board. Subject to the provisions of the Incentive Plan, the Compensation and Stock Option Committee (so long as it is comprised of two or more Non-Employee Directors) or the full Board of Directors (so long as the Compensation and Stock Option Committee is not comprised of two or more Non-Employee Directors) will have authority to select the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

AWARDS

  The Incentive Plan authorizes the Compensation and Stock Option Committee (so long as it is comprised of two or more Non-Employee Directors) to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) Class A Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Class A common Stock, or (3) any other security or benefit with a value derived from the value of the Class A Common Stock. No one employee may be granted options or other awards with respect to more than 100,000 shares of Class A Common Stock in any one calendar year (except where such limit is not required under certain tax provisions that restrict the Company's ability to obtain a deduction for compensation attributable to awards under the Incentive Plan), subject to certain anti-dilution adjustments. The anti-dilution provisions of the Incentive Plan also have been amended to provide generally that no adjustment shall be made under those provisions to the extent such adjustment would cause Incentive Options issued or issuable under the Incentive Plan to be treated as other than Incentive Options, or to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to awards by causing such compensation to be treated as other than "Performance-Based Compensation," as defined in the Incentive Plan.

  Awards under the Incentive Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stocks, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. The Incentive Plan does not specify a minimum exercise price or other consideration that a recipient of an award must pay to obtain the benefit of an award, and therefore the maximum compensation payable to employees pursuant to the Incentive Plan (as determined for federal income tax purposes), during the term of the Incentive Plan and awards that may be issued thereunder, is equal to the number of shares of Class A Common Stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured. Any such exercise price or other consideration will be determined by the Compensation and Stock Option Committee and included in the terms of such award.

  An award granted under the Incentive Plan to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Compensation and Stock Option Committee, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be a tax-benefited Incentive Option or a Nonqualified Option. See "Federal Income Tax Treatment" below.

  An award under the Incentive Plan may permit the recipient to pay all or part of the purchase price of the Class A Shares or other property issuable pursuant thereto, and/or to pay all or part of such recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of Class A Common Stock of the Company or other property or by reducing the amount of Class A Shares or other property otherwise issuable pursuant to the award. If an option granted under the Incentive Plan permitted the recipient to pay for the Class A Shares issuable thereto with previously owned Class A Shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a larger number of shares with no more investment than the original share or shares delivered.

  At the present time the Company's founders have requested not to be eligible for the grant of stock options or other incentive awards under the Incentive Plan.

PLAN DURATION

  The Incentive Plan became effective on March 27, 1992 and the Incentive Plan, as amended and restated, became effective upon its adoption by the Board of Directors on April 30, 1998, but no shares of Class A Common Stock may be issued or sold under the Incentive Plan, as amended and restated, until it has been approved by the Company's stockholders. Awards may not be granted under the Incentive Plan after March 27, 2002. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Class A Common Stock may be issued pursuant to any award after March 27, 2012.

AMENDMENTS

  The Board of Directors may amend or terminate the Incentive Plan at any time and in any manner, subject to the following:

    (1) the recipient of any award may not be deprived of such award or any of his or her rights thereunder or with respect thereto without his or her consent as a result of any such amendment or termination; and

    (2) if any national securities exchange upon which any of the Company's securities are listed requires that any such amendment be approved by the Company's stockholders, then such amendment will not be effective until it has been approved by the Company's stockholders.

SECTION 16(B) OF THE EXCHANGE ACT

  The acquisition and disposition of shares of Class A Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the Incentive Plan may be subject to the provision of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), under which a purchase of shares of Class A Common Stock within six months before or after a sale of Class A Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisition and disposition of shares. Rule 16b-3 provides an exemption from
Section 16(b) liability for certain transactions pursuant to employee benefit plans.

FEDERAL INCOME TAX TREATMENT

  The following is a brief description of the federal income tax treatment which will generally apply to awards made under the Incentive Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each taxpayer is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

  Incentive Options. Pursuant to the Incentive Plan, employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Internal Revenue Code (the "Code"). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option ("ISO Shares") at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such Incentive Option or (b) two years after the date of grant of such Incentive Option, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such Incentive Option, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such Incentive Option over the sales price of the ISO Shares, and (4) the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the Incentive Option and
(ii) two years after the date of grant of the Incentive Option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such Incentive Option, and the Company will not be entitled to any deduction.

  The amount by which the fair market value of the ISO Shares received upon exercise of any Incentive Option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise, and thus exercise of an Incentive Option may give rise to liability for alternative minimum tax. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

  Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an Incentive Option (a "Nonqualified Option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders," below.

  Special Rules for Awards Granted to Insiders. If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an "Insider"), the determination of the amount and the timing of income recognition in connection with an award under the Incentive Plan, and the beginning of the holding period for any shares received, may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received, unless the Insider makes a proper election under Section 83(b) of the Code (an "83 (b) Election") within 30 days from the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Incentive Plan.

  Restricted Stock. Awards under the Incentive Plan may also include stock sales, stock bonuses or other grants of stock that include provisions for the delayed vesting of the recipient's rights to the stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the grant of the restricted shares, the recipient generally will not be taxed on the grant of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient properly makes an 83(b) Election within 30 days of the grant of restricted shares he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt (determined without regard to vesting restrictions) over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of shares) with respect to restricted shares may be deferred as described in "Special Rules for Awards Granted to Insiders" above, unless the Insider makes a valid 83(b) Election.

  Miscellaneous Tax Issues. Awards may be granted under the Incentive Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. The Company will make arrangements as necessary for withholding applicable taxes with respect to ordinary income recognized by a participant in connection with awards made under the Incentive Plan.

  With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of Class A Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

  A holder's tax basis in Class A Common Stock acquired pursuant to the Incentive Plan generally will equal the amount paid for the Class A Common Stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the Class A Common Stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term, mid-term or short-term, depending on the holding period).

  Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the Incentive Plan by delivering previously owned shares of Class A Common Stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will, in certain circumstances, result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

  The terms of the agreements pursuant to which specific awards are made to employees under the Incentive Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provision of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

  The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options or restricted stock) may be limited to $1,000,000 (per person) annually.

BOARD RECOMMENDATION

  The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the Incentive Plan, as amended and restated, in the form attached as Exhibit A in order to attract, retain and motivate qualified employees. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 1992 EMPLOYEE STOCK INCENTIVE PLAN.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young LLP was the Company's certified public accountant for fiscal 1998. During fiscal 1998, the Company also engaged Ernst & Young LLP to render certain non-audit professional services involving assistance on tax planning matters and general consultations.

  The appointment of auditors is approved annually by the Board of Directors which is based in part on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Ernst & Young LLP has been selected by the Audit Committee and the Board of Directors for the current year. Stockholder approval is not sought in connection with this selection. Each professional service performed by Ernst & Young LLP during fiscal 1998 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Ernst & Young LLP plan to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they desire to do so and will respond to questions from stockholders.

                           PROPOSALS OF STOCKHOLDERS

  Proposals which stockholders intend to present at the 1999 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal offices (3308 N. Mitthoeffer Road, Indianapolis, Indiana 46236) no later than February 10, 1999.

                                 MISCELLANEOUS

  The Company's Annual Report to Stockholders for the fiscal year ended February 28, 1998, including the financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

  The Company is not aware of any other business to be presented at the 1998 Annual Meeting. If matters other than those described should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgments.

                                          By Order of the Board Of Directors

                                          /s/ Steven J. Schneider

                                          Steven J. Schneider,
                                          Senior Vice President Finance, Chief
                                          Financial Officer and Secretary

Indianapolis, Indiana
June 9, 1998

                                                                      EXHIBIT A

                             THE FINISH LINE, INC.

                      1992 EMPLOYEE STOCK INCENTIVE PLAN

                    AS AMENDED AND RESTATED APRIL 30, 1998

SECTION 1. PURPOSE OF PLAN

  The purpose of this Amended and Restated 1992 Employee Stock Incentive Plan (the "Plan") of The Finish Line, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

  Any person employed by the Company or any of its subsidiaries including any director who is so employed (an "Employee"), shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3. AWARDS

  (a) The Committee (as hereinafter defined and so long as it is comprised of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or in any successor rule)), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is consistent with the provisions of the Plan and that, by its terms involves or might involve the issuance of (i) shares of Class A Common Stock, par value $.0l per share, of the Company ("Class A Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-l promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time with an exercise or conversion privilege at a price related to the Class A Shares or with a value derived from the value of the Class A Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

  (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more or them in tandem or in the alternative.

  (c) Class A Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

  (d) Subject to the provisions of this Plan, the Committee (so long as it is comprised of two or more Non-Employee Directors) or the full Board of Directors (so long as the Committee is not comprised of two or more Non-Employee Directors), in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

    (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Class A Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

      (A) the delivery of previously owned Class A Shares of the Company (including or other property,

      (B) a reduction in the amount of Class A Shares or other property otherwise issuable pursuant to such award, or

      (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

    (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

    (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option")

  (e) Notwithstanding any other provision of the Plan, no one Employee shall be granted options or other Awards with respect to more than 100,000 Class A Shares in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as performance-based compensation described in
Section 162(m) of the Internal Revenue Code ("Performance-Based Compensation"). The limitation set forth in this Section 3(e) shall be subject to adjustment as provided in Section 7 hereof, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation

SECTION 4. STOCK SUBJECT TO PLAN

  (a) The aggregate number of Class A Shares that may be issued pursuant to all Incentive Stock Options granted under the Plan shall not exceed 3,500,000, subject to adjustment as provided in Section 7 hereof.

  (b) At any time, the aggregate number of Class A Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Plan shall not exceed 3,500,000, subject to adjustment as provided in
Section 7 hereof.

  (c) For purposes of Section 4(b) hereof, the aggregate number of Class A Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the maximum number of Class A Shares which are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

SECTION 5. DURATION OF PLAN

  No Awards shall be granted under this Plan after March 27, 2002. Although Class A Shares may be issued after March 27, 2002 pursuant to Awards granted prior to such date, no Class A Shares shall be issued under this Plan after March 27, 2012.

SECTION 6. ADMINISTRATION OF PLAN

  (a) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors; provided, however, that in the event the Committee is not comprised of two or more Non-Employee Directors, then the Committee shall only be authorized and empowered to recommend to the Board all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the things listed in this Section 6, and all recommendations of the Committee relating to this Plan shall be subject to final approval by the Board.

  (b) Subject to the provisions of this Plan, the Committee (so long as it is comprised of two or more Non-Employee Directors) or the Board (so long as the Committee is not comprised of two or more Non-Employee Directors) shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

    (i) adopt, amend and rescind rules and regulations relating to this Plan;

    (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

    (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including the number of Class A Shares issuable pursuant thereto;

    (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

    (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

SECTION 7. ADJUSTMENTS

  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind or securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee (so long as it is comprised of two or more Non-Employee Directors) or the Board (so long as the Committee is not comprised of two or more Non-Employee Directors) shall make appropriate and proportionate adjustments in
(a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan and (c) to the extent permitted under Section 3(e) hereof, the maximum number of Class A Shares with respect to which Awards may be granted to any Employee during any calendar year; provided, however, that no adjustment shall be made to the number of Class A Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Class A Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee or the Board, as the case may be, determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN

  The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive the recipient of an Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights or with respect thereto.

SECTION 9. EFFECTIVE DATE OF PLAN

  The 1992 Employee Stock Incentive Plan became effective on March 27, 1992. The amendments to the 1992 Employee Stock Incentive Plan reflected in this Amended and Restated 1992 Employee Stock Incentive Plan shall be effective as of April 30, 1998, the date upon which it was approved by the Board; provided, however, that no Class A Shares may be issued under this Amended and Restated 1992 Employee Stock Incentive Plan until it has been approved, directly or indirectly, by (a) the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware or (b) the written consent of the holders of a majority of the securities of the Company entitled to vote.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             THE FINISH LINE, INC.

                                 July 16, 1998


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example.

                   FOR all
                   nominees
                  listed at        WITHHOLD
                right (except      AUTHORITY
                  as marked         to vote
                    to the         for all
                   contrary        nominees
                    below)          listed

1. Election of       [_]             [_]        Nominees:  Alan H. Cohen
   Directors.                                              David M. Fagin
                                                           David I. Klapper
(INSTRUCTION: to withhold authority to vote                Jonathan K. Layne
for any individual nominee, write that                     Larry J. Sablosky
nominee's name on the space provided below.)               Jeffrey H. Smulyan


-------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
2. To approve an amendment to the Company's 1992        [_]     [_]       [_]
   Employee Stock Incentive Plan to increase the number of shares subject thereto from 1,700,000 to 3,500,000 and to approve and ratify the Company's 1992 Employee Stock Incentive Plan, as amended and restated.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof and as to which the undersigned hereby confers discretionary authority.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THE PROXY STATEMENT, FOR THE APPROVAL AND RATIFICATION OF AN AMENDMENT TO AND, RESTATEMENT OF THE 1992 EMPLOYEE STOCK INCENTIVE PLAN, AND ACCORDING TO THE JUDGMENT OF THE PROXIES WITH RESPECT TO PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND MAIL THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                            Dated:          , 1998
            -------------------- ---------------------        ----------
                               SIGNATURE (IF HELD JOINTLY)

Note: Please sign as name(s) appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              THE FINISH LINE, INC.
                              CLASS A COMMON STOCK

            Proxy for Annual Meeting of Stockholders, July 16, 1998
     This Proxy is solicited on behalf of the board of directors for the Annual Meeting of Stockholders to be held on July 16, 1998 at 9:00 a.m.
NBD Bank, One Indiana Square, Indianapolis, Indiana 46266, 5th Floor Auditorium

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1998 Annual Meeting and, revoking all prior Proxies, appoints Alan H. Cohen and Steven J. Schneider, and each of them, with full power of substitution in each, the Proxies of the undersigned to represent the undersigned and vote all shares of Class A Common Stock of the undersigned in The Finish Line, Inc. at the Annual Meeting of Stockholders to be held on July 16, 1998, and any adjournments or postponements thereof upon the following matters and in the manner designated on the reverse side of this proxy card.

                            (CONTINUED ON OTHER SIDE)
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